UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 East 4th Street Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On November 6, 2014, Omnicare, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, the Guarantors party thereto (the “Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein, relating to the sale and issuance of (i) $400,000,000 aggregate principal amount of the Company’s 4.75% Senior Notes due 2022 (the “2022 Notes”) at a public offering price of 100% of the principal amount plus accrued interest from November 21, 2014 and (ii) $300,000,000 aggregate principal amount of the Company’s 5.00% Senior Notes due 2024 (the “2024 Notes” and together with the 2022 Notes, the “Notes”) at a public offering price of 100% of the principal amount plus accrued interest from November 21, 2014.
The Notes to be sold pursuant to the Underwriting Agreement have been registered pursuant to a Registration Statement on Form S-3 (File No. 333-199863) under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. Certain of the underwriters or their affiliates serve as lenders under the Credit Agreement (as defined below) and may receive fees in connection with the proposed amendment thereto.
The Company expects that the offering of the Notes will be completed on or about November 21, 2014, subject to customary closing conditions.
Item 8.01.    Other Events.
On November 5, 2014, the Company entered into Amendment No. 1 to its Amended and Restated Credit Agreement, dated as of September 28, 2012 (the “Credit Agreement”), to permit the Company to incur the Indebtedness (as defined in the Credit Agreement) represented by the Notes. The Company currently intends to further amend the Credit Agreement to extend the maturity until 2019, increase the amount of its term loan to $400 million, and make changes to certain of the existing covenants. There can be no assurance that the Company will be able to consummate such further amendment to the Credit Agreement on a timely basis or at all.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.    Description

1.1
Underwriting Agreement, dated as of November 6, 2014, by and among the Company, the Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

5.1	Opinion of White & Case LLP regarding the legality of the Notes.

23.1	Consent of White & Case LLP (included in Exhibit 5.1).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC. By: /s/ Alexander M. Kayne Alexander M. Kayne Senior Vice President, General Counsel and Secretary

Dated:  November 7, 2014

EXHIBIT INDEX

Exhibit No.    Description

1.1
Underwriting Agreement, dated as of November 6, 2014, by and among the Company, the Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

5.1	Opinion of White & Case LLP regarding the legality of the Notes.

23.1	Consent of White & Case LLP (included in Exhibit 5.1).

4